EXHIBIT 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of SulphCo, Inc. (the “Company”) for the quarterly period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Larry D. Ryan, Chief Executive Officer (Principal Executive Officer) of the Company, and Stanley W. Farmer, Vice President,  Chief Financial Officer, Treasurer, and Corporate Secretary (Principal Financial and Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry D. Ryan
Name: Larry D. Ryan
Title: Chief Executive Officer
Date: October 28, 2009

/s/ Stanley W. Farmer
Name: Stanley W. Farmer
Title: Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary
Date: October 28, 2009

A signed original of this written statement required by §906 has been provided to SulphCo, Inc. and will be retained by SulphCo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.